UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 1, 2015

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26901 Malibu Hills Road

Calabasas Hills, California 91301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(818) 871-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Third Amendment to Employment Agreement with David Overton.

On April 2, 2015, The Cheesecake Factory Incorporated (the “Company”) and David Overton (“Employee”), the Company’s Chairman of the Board and Chief Executive Officer, entered into a Third Amendment to Employment Agreement (the “Third Amendment”), which amendment extends the term of the Employment Agreement, dated June 30, 2009 as amended on February 29, 2012 and November 11, 2013, between the Company and Employee (“Employment Agreement”) to April 1, 2016. Any further extension of the term of the Employment Agreement shall be by the mutual agreement of the Company and the Employee.

Except as modified by the Third Amendment, all other terms and conditions of the Employment Agreement remain unmodified and in full force and effect. The full text of the Third Amendment is attached as Exhibit 99.1 to this report and is hereby incorporated by reference herein.

ITEM 8.01         OTHER EVENTS

In a press release dated April 1, 2015, the Company announced that it will release first quarter fiscal 2015 financial results after market close on Wednesday, April 22, 2015.  The Company will hold a conference call to discuss its results on the same day beginning at 2:00 p.m. Pacific Time.  The conference call will be webcast and can be accessed on the Company’s website, investors.thecheesecakefactory.com.  A replay of the webcast will be available on the Company’s website through May 22, 2015.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)         Exhibits

99.1*	Third Amendment to Employment Agreement dated April 2, 2015

99.2	Press release dated April 1, 2015, entitled “The Cheesecake Factory to Webcast First Quarter Fiscal 2015 Earnings Conference Call on April 22, 2015.”

* Management contract or compensatory plan or arrangement required to be filed as an exhibit

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2015	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ W. Douglas Benn
W. Douglas Benn
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1*	Third Amendment to Employment Agreement dated April 2, 2015

99.2	Press release dated April 1, 2015, entitled “The Cheesecake Factory to Webcast First Quarter Fiscal 2015 Earnings Conference Call on April 22, 2015.”

* Management contract or compensatory plan or arrangement required to be filed as an exhibit